UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

COLONIAL FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34817	90-0183739
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 205-0058

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 24, 2015, a complaint was filed against the Company and the members of its Board of Directors in the Superior Court of New Jersey, Law Division, Cumberland County, seeking class action status and asserting that the Company and the members of its Board had violated their duties to the Company’s shareholders in connection with the proposed merger with Cape Bancorp, Inc. Cape Bancorp, Inc. was also sued, for supposedly aiding and abetting these alleged fiduciary breaches. On or about February 27, 2015, the complaint was supplemented to seek a temporary restraining order and preliminary injunction prohibiting consummation of the merger. The litigation is in its very early stages, and the Company’s time to answer has not yet run. The Company believes the complaint and other applications are without merit, and intends to vigorously defend them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.
DATE: March 6, 2015	By:	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer